SCHEDULE C
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007


                                 CAMBIAR FUNDS

--------------------------------------------------------------------------------
                                            INVESTOR           INSTITUTIONAL
FUND                                         CLASS                 CLASS
--------------------------------------------------------------------------------
Cambiar Opportunity Fund                       X                     X
--------------------------------------------------------------------------------
Cambiar International Fund                     X                     X
--------------------------------------------------------------------------------
Cambiar Small Cap Fund                         X                     X
--------------------------------------------------------------------------------
Cambiar Aggressive Value Fund                  X                     X
--------------------------------------------------------------------------------
Cambiar SMID Fund                              X
--------------------------------------------------------------------------------
Cambiar Global Select Fund                     X
--------------------------------------------------------------------------------

                                                                     EXHIBIT C.1

                                 CAMBIAR FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                             INVESTOR CLASS SHARES
                     (FORMERLY, INSTITUTIONAL CLASS SHARES)

1.        CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

          Investor Class Shares are sold without a load or sales charge, but may be subject to a shareholder services plan under which a Fund may pay an annual fee up to 0.25% of assets attributable to Investor Shares (the "Plan"). The fee is used to compensate service providers for services and expenses incurred in connection with shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Investor Class shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

2.        ELIGIBILITY OF PURCHASERS

          Investor Class Shares are available to individual and institutional investors, subject to the minimum investment requirement described in each Fund's prospectus.

3.        EXCHANGE PRIVILEGES

          Investor Class Shares of each Fund may be exchanged for Investor Class Shares of each other Cambiar Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.        VOTING RIGHTS

          Each Investor Class shareholder will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Investor Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Investor Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.        CONVERSION RIGHTS

          Shareholders of Investor Class Shares are permitted to submit their Investor Class Shares for conversion into Institutional Class Shares subject to meeting the eligibility requirements as set forth in the Certificate of Class Designation for Institutional Class Shares.

                                                                     EXHIBIT C.2

                                 CAMBIAR FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                           INSTITUTIONAL CLASS SHARES
                           (FORMERLY, R CLASS SHARES)

1.        CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

          Institutional Class Shares are sold without a load or sales charge, and are not subject to a Rule 12b-1 fee or shareholder services plan.

2.        ELIGIBILITY OF PURCHASERS

          Institutional Class Shares are available to individual and institutional investors, subject to the minimum investment requirement described in each Fund's prospectus.

3.        EXCHANGE PRIVILEGES

          Institutional Class Shares of each Fund may be exchanged for Institutional Class Shares of each other Cambiar Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.        VOTING RIGHTS

          Each Institutional Class shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.        CONVERSION RIGHTS

          In the event that a shareholder does not meet the minimum investment requirement for investment in Institutional Class Shares, the Fund may, in its discretion, elect to convert such shareholder's Institutional Class Shares into Investor Class Shares.